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                                                                     EXHIBIT 1.1

                            UNDERWRITING AGREEMENT

                       2,750,000 Shares of Common Stock

                                      of

                           WORLDQUEST NETWORKS, INC.

                                                                February 4, 2000


Kaufman Bros., L.P.
John G. Kinnard and Company Incorporated
WestPark Capital, Inc.
 As Representatives of the
 several Underwriters named
 in Schedule I attached hereto
800 Third Avenue - 25th Floor
New York, New York 10022

Dear Sirs:

     The undersigned, WorldQuest Networks, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with the several underwriters named in
Schedule I hereto (collectively, the "Underwriters") for whom you have been authorized to act as Representatives (in such capacity, the "Representatives"), as set forth below.

          1. Introduction. The Company proposes to issue and sell to the Underwriters 2,750,000 shares (the "Stock") of the common stock, par value $.01 per share, of the Company (the "Common Stock"). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant the Underwriters the option to purchase from it, on a pro rata basis, within 45 days from the date of the initial public offering of the Common Stock, up to 412,500 shares of Common Stock to be initially purchased from the Company (the "Additional Stock") at a purchase price equal to the Purchase Price (as hereinafter defined). The Common Stock is more fully described in the Prospectus (as hereinafter defined).

          2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the several Underwriters that:

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), a registration
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     statement, and may have filed one or more amendments thereto, on Form SB-2
     (File No. 333-93019) (the "Original Registration Statement"), including in such registration statement and each such amendment a related Preliminary Prospectus (as hereinafter defined), for the registration of (i) the Stock,
     (ii) the Additional Stock, (iii) the common stock purchase warrants referred to in Section 5(r) hereof (the "Representatives' Warrants"), and the (iv) the shares of Common Stock underlying the Representatives' Warrants (the "Warrant Stock") (the Stock, the Additional Stock, the Representatives' Warrants and the Warrant Stock are collectively referred to as the "Securities"). After the execution of this Agreement: (i) if the Original Registration Statement, as it may have been amended, has been declared by the Commission to be effective under the Act, then the Company will file with the Commission (A) if the Company relies on Rule 434 of the Act, a Term Sheet (as hereinafter defined) relating to the Securities, that shall identify the Preliminary Prospectus that it supplements containing such information as is required or permitted by Rules 434, 430A and 424(b) under the Act, or (B) if the Company does not rely on Rule 434 under the Act, a prospectus in the form most recently included in an amendment to the Original Registration Statement (or, if no such amendment shall have been filed, in the Original Registration Statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act, and, in the case of either clause (i)(A) or (i)(B) of this sentence, as shall have been provided to and approved by the Representatives prior to the execution of this Agreement, or (ii) if the Original Registration Statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, then the Company will file with the Commission an amendment to the Original Registration Statement, including a form of prospectus, a copy of which amendment shall have been furnished to and approved by the Representatives prior to the execution of this Agreement, which approval shall not be unreasonably withheld. The Company, with the prior consent of the Representatives, may have also filed a related registration statement with the Commission pursuant to Rule 462(b) under the Act for the purpose of registering a portion of the Securities (a "Rule 462(b) Registration Statement"), which shall become effective upon filing. As used in this Agreement, the term "Registration Statement" means collectively, (i) the Original Registration Statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus, and if any post-effective amendment thereto becomes effective prior to the Closing Date (as defined in Section 3 hereof), such registration statement as so amended, and (ii) any related Rule 462(b) Registration Statement which may have been filed with the Commission pursuant to the Rule 462(b) under the Act (including the Original Registration Statement and any Preliminary Prospectus or Prospectus incorporated therein at the time such Rule 462(b) Registration Statement becomes effective); the term "Preliminary Prospectus" means each prospectus subject to completion filed with the Commission with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective); the term "Prospectus" means:

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          (A)  if the Company relies on Rule 434 under the Act, the Term Sheet relating to the Securities that is first filed with the Commission pursuant to Rule 424(b)(7) under the Act, together with the Preliminary Prospectus identified therein that such Term Sheet supplements;

          (B) if the Company does not rely on Rule 434 under the Act, the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act; or

          (C) if the Company does not rely on Rule 434 under the Act and if no prospectus is required to be filed pursuant to Rule 424(b) under the Act, the prospectus included in the Registration Statement;

          and the term "Term Sheet" means any term sheet that satisfies the requirements of Rule 434 under the Act. Any reference herein to the "date" of a Prospectus that includes a Term Sheet shall mean the date of such Term Sheet.

          (b)  When any Preliminary Prospectus was filed with the Commission it
     (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder, and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     When the Registration Statement or any amendment thereto was or is declared effective, as the case may be, it (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder, and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Prospectus or any Term Sheet that is a part thereof or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or any part thereof or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and on the Closing Date and any Additional Closing Date (both as hereinafter defined in Section 3), the Prospectus, as amended or supplemented at any such time, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder, and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (b) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any

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     amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company as stated in Section 8(b) with respect to any Underwriter through the Representatives specifically for use therein.

          (c) If the Company has elected to rely on Rule 462(b), then (i) the Company has filed a Rule 462(b) Registration Statement in compliance with and that is effective upon filing with the Commission pursuant to Rule 462(b) and has received confirmation of its receipt, and (ii) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement in compliance with Rule 111 promulgated under the Act or the Commission has received payment of such filing fee.

          (d) Neither the Commission nor the "blue sky" or securities authority of any jurisdiction has issued an order (a "Stop Order") suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of any of the Securities, nor has any of such authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

          (e) Any contract, agreement, instrument, lease, or license required to be described in the Registration Statement and the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus) has been properly described therein. Any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to or has been incorporated as an exhibit by reference into the Registration Statement.

          (f) The Company has no subsidiaries (as defined in the general rules and regulations promulgated under the Act (the "Regulations")) other than Red de Busqueda Mundial, S.A., an inactive Costa Rican corporation and a joint venture with BDC, LLC, dated April 9, 1999 (together, the "Subsidiaries"). The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in the manner described in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). Each of the Subsidiaries has been duly incorporated or organized, as applicable, and is validly existing as a corporation or joint venture, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, with full corporate or other power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus. As of the Effective Date, the outstanding capital stock of each of the

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     Subsidiaries, as set forth in the Prospectus, is owned by the Company, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any shares of any of the Subsidiaries. The Company and each of the Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary. Except as otherwise disclosed in the Registration Statement, the Company does not own, and at the Closing Date and any Additional Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

          (g) The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which 3,196,699 shares are outstanding, and (ii) 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), of which no shares are outstanding.
     Each outstanding share of the Company's capital stock has been validly authorized, issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, has not been issued and is not owned or held in violation of any preemptive rights of stockholders. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as may be set forth in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). Except as set forth in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company.

          (h) All the issued and outstanding capital stock of each of the Subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable, and was not issued in violation of or subject to any preemptive right, or other rights to subscribe for or purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations, and is owned of record and beneficially, as of the date hereof, and will be owned of record and beneficially at or prior to the Closing Date, by the Company free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any shares of the Subsidiaries. There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any of the Subsidiaries. Except as described in the Registration Statement and the Prospectus or as may be restricted by the terms and provisions of any credit or loan facility to which the Company or any of the Subsidiaries is a party and which is described in the Registration Statement and the Prospectus, or by relevant state law with respect to the need for sufficient

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     surplus, none of the Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, or from transferring any of the property or assets of any such Subsidiary to the Company.

          (i) The consolidated financial statements of the Company included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present the financial position, the results of operations, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) consistently applied throughout the periods involved, are correct and complete, and are in accordance with the books and records of the Company and the Subsidiaries. The accountants whose report on the audited financial statements is filed with the Commission as a part of the Registration Statement are, and during the periods covered by their report(s) included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) were, independent certified public accountants within the meaning of the Act and the Regulations. No other financial statements are required by Form SB-2 or otherwise to be included in the Registration Statement or the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company or the Subsidiaries from the latest information set forth in the Registration Statement or the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), except as may be properly described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). None of the Company or any of the Subsidiaries is currently planning any probable acquisition for which pro forma financial information would be required by the Act.

          (j) There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, or, to the best of the Company's knowledge, threatened, or in prospect (or any basis therefor) with respect to the Company, the Subsidiaries or any of their respective operations, business, properties, or assets except as may be properly described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or such as individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company. Neither the Company nor the Subsidiaries is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree except as may be properly described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company or the Subsidiaries; nor is either the Company or the Subsidiaries required to take any action in order to avoid any such violation or default.

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          (k)  Each of the Company and the Subsidiaries has good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets which the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) indicates are owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages (except as may be properly described in the Prospectus, or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or such as do not materially affect the value of such property and do not interfere with the use made of such property by the Company and the Subsidiaries. No real property owned, leased, licensed, or used by the Company or the Subsidiaries lies in an area which is, or to the knowledge of the Company or the Subsidiaries will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business of the Company or the Subsidiaries as presently conducted or as the Prospectus indicates it contemplates conducting (except as may be properly described in the Prospectus, or if the Prospectus is not in existence, the most recent Preliminary Prospectus).

          (l) Neither the Company nor the Subsidiaries, nor to the knowledge of the Company, any other party, is now or is expected by the Company to be in violation or breach of, or in default with respect to, complying with any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company or the Subsidiaries, and each such contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms (subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally). Each of the Company and the Subsidiaries enjoys peaceful and undisturbed possession under all leases and licenses under which it operates. Except as may be properly described in the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus), neither the Company nor the Subsidiaries is a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company or the Subsidiaries. The Company is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws. The Subsidiaries are not in violation or breach of, or in default with respect to, any term of its charter documents, operating agreement or by-laws, as applicable.

          (m) All patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, and other intangible properties and assets (all of the foregoing being herein called "Intangibles") that the Company and the Subsidiaries own or have pending, or under which they are licensed, are in good standing and

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     uncontested. Each of the Company and each of its Subsidiaries owns and/or possesses all rights to any Intangible necessary to the business of the Company or the Subsidiaries as presently conducted or as the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) indicates each of the Company and its Subsidiaries contemplates conducting (except as may be so designated in the Prospectus, or, if the Prospectus if not in existence, the most recent Preliminary Prospectus). Except as disclosed in the Prospectus, neither the Company nor the Subsidiaries has infringed, is infringing, and has received notice of infringement with respect to, asserted Intangibles of others. To the knowledge of the Company, there is no infringement by others of Intangibles of the Company or the Subsidiaries. To the knowledge of the Company, there is no Intangible of others which has had or may in the future have a materially adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company.

          (n) None of the Company, the Subsidiaries, nor any director, officer, agent, employee, or other person associated with or acting on behalf of the Company or the Subsidiaries has, directly or indirectly (i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from Company funds,
     (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

          (o) The Company has all requisite power and authority to execute deliver, and perform both this Agreement and the certificate evidencing the Representatives' Warrants (the "Representatives' Warrant Agreement" and together with this Agreement, the "Company Documents"). All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of each of the Company Documents by the Company. This Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms (subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally). The Representatives' Warrant Agreement has been duly authorized by the Company and when executed and delivered by the Company, will be the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally).
     No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance by the Company of any of the Company Documents (except filings under the Act which have been or will be made before the Closing Date and such consents consisting only of consents under "blue sky" or securities laws which have been obtained at or prior to the date of this Agreement). No

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     consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which either the Company or the Subsidiaries is a party, or to which any of its respective properties or assets are subject, is required for the execution, delivery, or performance of the Company Documents; and the execution, delivery, and performance of any of the Company Documents will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of the Company or the Subsidiaries or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or the Subsidiaries or to which any of their respective operations, businesses, properties, or assets are subject.

          (p) The Stock and the Additional Stock are validly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders. The Underwriters will receive good title to the Stock and Additional Stock purchased by them, respectively, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts.

          (q) The Warrant Stock is validly authorized and reserved for issuance and, when issued and delivered upon exercise of the Representatives' Warrants in accordance with the Representatives' Warrant Agreement, will be validly issued, fully paid and non-assessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders; and the holders of the Representatives' Warrants will receive good title to the securities purchased by them, respectively, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts.

          (r) The Common Stock, the Securities, and the Representatives' Warrant Agreement conform in all material respects with all statements relating thereto contained in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

          (s) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and except as may otherwise be properly described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), neither the Company nor the Subsidiaries has (i) issued any securities or incurred any liability or obligation, primary or contingent, for borrowed money, (ii) entered into any transaction not in the ordinary course of business, or (iii) declared or paid any dividend on its capital stock.

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          (t)  None of the Company, the Subsidiaries, nor any of their respective officers, directors, or affiliates (as defined in the Regulations), has taken or will take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Stock or the Additional Stock.

          (u) The Company has obtained from each of its directors, officers, affiliates (as defined in the Regulations) and each other person who beneficially owns any share of Common Stock and the holders of outstanding options and warrants to purchase up to 865,031 shares of Common Stock, such director's, officer's, affiliates's or other person's enforceable written agreement, in form and substance satisfactory to counsel for the Underwriters, that for a period of 180 days from the effective date of the Registration Statement such individual will not, without the prior written consent of the Representatives, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock or other securities of the Company, including, without limitation, any shares of Common Stock issuable under any outstanding stock options or warrants.

          (v) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement.

          (w) Except as may be set forth in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), the Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

          (x) The Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" as defined in
     Section 3(a) of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (y) No officer, director, or, to the knowledge of the Company, any beneficial owner of the Company's securities has any direct or indirect affiliation or association with the National Association of Securities Dealers, Inc. (the "NASD") or any member thereof.

          (z) the Common Stock has been approved for quotation on the Nasdaq National Market, subject to official notice of issuance;

          (aa) The Company has appointed at least two independent directors to the Company's Board of Directors, as required by the Nasdaq Stock Market Marketplace Rules, which independent directors constitute at least half of the members of the Company's Compensation Committee and Audit Committee. The Company has provided to the Representatives the charter of the Audit Committee or resolutions establishing such committee, which provides, among other things, for the Audit Committee to approve in advance transactions between the Company and any of its affiliates.

          (bb) To the extent necessary to comply with the regulation of Internet telecommunications services providers and telecommunications carriers, the Company has all necessary material consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all United States federal and state and foreign authorities (the "Authorizations") to own, lease, license and use their properties and assets and to conduct their business in the manner described in the Prospectus, except as described in the Prospectus, and all material agreements or arrangements of the Company comply with all applicable United States federal and state and foreign laws. The Company is not aware of any breach, violation or default with respect to such Authorizations.

          (cc) Solely with respect to matters specifically relating to the regulation of Internet telecommunications services providers and telecommunications carriers administered by United States federal or state or foreign governmental authorities, including, but not limited to, the Federal Communications Commission (the "FCC") and state public utility commissions or similar state authorities (collectively, "PUCs" and, individually, a "PUC"), the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or any judgment, order or decree of any governmental body, agency, or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement.

     3. Purchase, Sale, and Delivery of the Stock and the Additional Stock. On the basis of the representations, warranties, covenants, and agreements of the Company, but subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company, the numbers of shares of Stock set opposite the respective names of the Underwriters in
Schedule I attached hereto.

     The purchase price per share to be paid by the several Underwriters to the Company shall be $12.03 (the "Purchase Price"). The initial public offering price per share of the Stock shall be $13.00.

     Payment for the Stock by the Underwriters shall be made by certified or official bank check or checks drawn upon or by a New York Clearing House bank, or by wire transfer, and payable in next-day funds to the order of the Company at the offices of Kaufman Bros., L.P., 800 Third Avenue - 25th Floor, New York, New York, or at such other place in the New York City metropolitan area as you shall determine and advise the Company by at least two full days' notice in writing, upon delivery of the Stock to you for the respective accounts of the Underwriters. Such delivery and payment shall be made at 10:00 a.m., New York City time, on February 9, 2000 (unless such time and date is postponed in accordance with the provisions of Section 9(c) hereof), or at such other time as shall be agreed upon between you and the Company. The time and date of such delivery and payment are herein called the "Closing Date."

     Certificates for the Stock shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days' prior to the Closing Date. The Company shall permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

     In addition, the Company hereby grants to the several Underwriters the option to purchase all or a portion of the Additional Stock as may be necessary to cover over-allotments, at the same purchase price per share to be paid by the several Underwriters to the Company for the Stock as provided for in this
Section 3. The Additional Stock shall be purchased by the several Underwriters from the Company as provided herein, pro rata in accordance with the ratio which the number of shares of Stock set forth opposite such Underwriter's name on
Schedule I bears to the total number of shares of Stock, subject to adjustment to avoid fractional shares. This option may be exercised only to cover over-allotments in the sale of shares by the several Underwriters. This option may be exercised by you on the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, at any time and from time to time on or before the forty-fifth day following the effective date of the Registration Statement, by written notice by you to the Company. Such notice shall set forth the aggregate number of shares of Additional Stock as to which the option is being exercised and the time and date, as determined by you, when such Additional Stock is to be delivered (such time and date are herein called an "Additional Closing Date"); provided, however, that no Additional Closing Date shall be earlier than the Closing Date nor earlier than the second business day after the date on which the notice of the exercise of the option shall have been given nor later than the third business day after the date on which such notice shall have been given.

     Payment for the shares of Additional Stock by the Underwriters shall be made by certified or official bank check or checks drawn upon or by a New York Clearing House bank, or by wire transfer, and payable in next-day funds to the order of the Company at the offices of Kaufman Bros., L.P., 800 Third Avenue, New York, New York, or at such other place in the New York City Metropolitan Area as you shall determine and advise the Company by at least two full days' notice in writing, upon delivery of the shares of Additional Stock to you for the respective accounts of the Underwriters.

     Certificates for the Additional Stock shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days' prior to the Additional Closing Date with respect thereto. The Company shall permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date with respect thereto.

     4. Offering. The Underwriters are to make a public offering of the Stock as soon, on or after the effective date of the Registration Statement, as you deem it advisable so to do. The Stock is to be initially offered to the public at the initial public offering price as provided for in Section 3 hereof (such price being herein called the "public offering price") and upon the terms and subject to the conditions set forth in the Prospectus. After the public offering, you may from time to time increase or decrease the public offering price, in your sole discretion, by reason of changes in general market conditions or otherwise.

     5.   Covenants of the Company. The Company covenants that it will:

          (a) Use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. If required, the Company will file the Prospectus or any Term Sheet that constitutes a part thereof and any amendments or supplements thereto with the Commission in the manner and within the time period required by Rules 434 and 424(b) under the Act. During any time when a prospectus relating to the Stock and the Additional Stock is required to be delivered under the Act, the Company (i) will comply with all requirements imposed upon it by the Act and the Regulations to the extent necessary to permit the continuance of sales of or dealings in the Stock and the Additional Stock, in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (ii) will not file with the Commission the Prospectus, Term Sheet or the amendment referred to in the second sentence of Section 2(a) hereof, any amendment or supplement to such Prospectus or Term Sheet, or any amendment to the Registration Statement of which the Representatives shall not have given its reasonable consent. The Company will prepare and file with the Commission, in accordance with the Regulations, promptly upon request by the Representatives or counsel for the Underwriters, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Stock and Additional Stock by the several Underwriters, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission as promptly as possible.

          (b) Notify you immediately, and confirm such notice in writing, (i) when the Registration Statement and any post-effective amendment thereto becomes effective, (ii) of the receipt of any comments from the Commission or the "blue sky" or securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, and (iii) of the receipt of any notification with respect to a Stop Order or the initiation or threatening of any proceeding with respect to a Stop Order. The

     Company will use its best efforts to prevent the issuance of any Stop Order and, if any Stop Order is issued, to obtain the lifting thereof as promptly as possible.

          (c) If, at any time prior to the later of (i) the final date when a prospectus relating to the Stock or the Additional Stock is required to be delivered under the Act or the Regulations, or (ii) the Additional Closing Date, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Regulations, the Company will promptly notify the Representatives thereof and, subject to
     Section 5(a) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and in case any Underwriter is required to deliver a prospectus relating to the Stock or the Additional Stock nine
     (9) months or more after the effective date of the Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act; provided, however, that the expense of the preparation and delivery of any prospectus required for use nine (9) months or more after the effective date of the Registration Statement shall be borne by the Underwriters required to deliver such prospectus.

          (d) The Company will, without charge, provide (i) to the Representatives and to counsel for the Underwriters a signed copy of the Original Registration Statement filed with the Commission with respect to the Securities and each amendment thereto (in each case including exhibits thereto) or any Rule 462(b) Registration Statement, (ii) to each other Underwriter, a conformed copy of the Original Registration Statement, any Rule 462(b) Registration Statement, and each amendment thereto (in each case without exhibits thereto), and (iii) so long as a prospectus relating to the Stock and Additional Stock is required to be delivered under the Act and the Regulations, as many copies of each Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, as the Representatives may reasonably request; without limiting the application of clause (iii) of this sentence, the Company, no later than (A) 6:00 p.m., New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 12:00 Noon, New York City time, on such date, or (B) 6:00 p.m., New York City time, on the business day following the date of determination of the public offering price, if such determination occurred after 12:00 Noon, New York City time, on such date, will deliver to the Representatives, without charge, as many copies of the Prospectus, and any amendment or supplement thereto, as the Representatives may reasonably request for purposes of confirming orders that are expected to settle on the Closing Date.

          (e) Endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Stock and the Additional Stock for offering and sale under the "blue sky" or securities laws of such jurisdictions as you may designate; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree in writing that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction. The Company will advise the Representatives promptly after the Company becomes aware of the suspension of the qualifications or registration of (or any such exception relating to) the Common Stock of the Company for offering, sale or trading in any jurisdiction or of any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any orders suspending such qualifications, registration or exception, the Company will, with the cooperation of the Representatives use its best efforts to obtain the withdrawal thereof.

          (f) Make generally available (within the meaning of Section 11(a) of the Act and the Regulations) to its security holders as soon as practicable, but in no event later than 90 days after the end of 12 months after its current fiscal quarter, an earnings statement (which need not be certified by independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of
     Section 11(a) of the Act and the Regulations) covering a period of at least 12 months beginning after the effective date of the Registration Statement.

          (g) For a period of six months from the effective date of the Registration Statement, not, without the prior written consent of the Representatives, offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or other securities of the Company (or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock or other securities of the Company) except for the issuance of (i) the Securities; (ii) stock options which may be granted pursuant to the Company's 1997 Stock Option Plan (as such terms are defined in the Prospectus) and the Common Stock issuable upon the exercise thereof, as set forth in the Prospectus; (iii) shares of Common Stock issuable upon the exercise of warrants and options outstanding on the date hereof, as set forth in the Prospectus; and (iv) shares of Common Stock issuable upon conversion of convertible notes outstanding on the date hereof, as set forth in the Prospectus.

          (h) For a period of five years after the effective date of the Registration Statement, furnish to the Representatives, without charge, the following:

               (i) within 90 days after the end of each fiscal year, three copies of financial statements certified by independent certified public accountants, including a balance sheet, statement of income, and statement of cash flows of the Company and its then existing subsidiaries, with supporting schedules, prepared in accordance with generally accepted accounting principles, as at the end of such fiscal year and for the 12 months then ended, which may be on a consolidated basis; separate financial statements shall be furnished for all subsidiaries whose accounts are not consolidated but which at the time are significant subsidiaries as defined in the rules and regulations under the Act;

               (ii) as soon as practicable after they have been sent to stockholders of the Company or filed with the Commission, three copies of each annual and interim financial and other report or communication sent by the Company to its stockholders or filed with the Commission;

               (iii) as soon as practicable, two copies of every press release and every material news item and article in respect of the Company or its affairs which was released by the Company; and

               (iv) such additional documents and information with respect to the Company and its affairs and the affairs of any of its subsidiaries as you may from time to time reasonably request.

          (i) Apply the net proceeds received by it from the offering in substantially the manner set forth under "Use of Proceeds" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

          (j) Furnish to you as early as practicable prior to the Closing Date and any Additional Closing Date, as the case may be, but no less than two full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company and its consolidated subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letters to be furnished pursuant to Section 7(g).

          (k) Comply in all material respects with all registration, filing, and reporting requirements of the Exchange Act which may from time to time be applicable to the Company.

          (l) Comply in all material respects with all provisions of all undertakings contained in the Registration Statement.

          (m) Prior to the Closing Date or any Additional Closing Date, as the case may be, issue no press release or other communication, directly or indirectly, and hold no press conference with respect to the Company, the financial condition, results of operations, business, properties, assets, liabilities of the Company, or this offering, without your prior written consent, which consent shall not be unreasonably withheld.

          (n) File timely with the Commission an appropriate form to register the Common Stock pursuant to Section 12(g) under the Exchange Act.

          (o) File no amendment or supplement to the Registration Statement or Prospectus at any time, whether before or after the effective date of the Registration Statement, unless such filing shall comply with the Act and the Regulations and unless the Representatives shall previously have been advised of such filing and furnished with a copy thereof, and the Representatives and counsel for the Underwriters shall have approved such filing in writing.

          (p) If the principal stockholders, officers, or directors of the Company are required by the "blue sky" or securities authority of any jurisdiction selected by you pursuant to Section 5(e) hereof to escrow or agree to restrict the sale of any security of the Company owned by them for the Company to qualify or register the Common Stock for sale under the "blue sky" or securities laws of such jurisdiction, cause each such person to escrow or restrict the sale of such security on the terms and conditions and in the form specified by the securities administrator of such jurisdiction.

          (q) Make all filings required to obtain approval for the inclusion of the Shares for quotation on the Nasdaq National Market and will use its best efforts to effect concurrently with the effectiveness of the Registration Statement and maintain the aforesaid approval for at least five years from the date of this Agreement. Within ten days after the Effective Date, the Company shall cause the Company to be listed in the Moody's Industrial Manual and cause such listing to be maintained for five years from the date of this Agreement.

          (r) On or prior to the Closing Date, sell to the Representatives (or its designees), individually and not as Representatives of the Underwriters, for a consideration of $1.00, the Representatives' Warrants to purchase 275,000 of the shares of Common Stock (not including the Additional Stock) offered to the public (the shares of Common Stock underlying the Representatives' Warrants being herein referred to as the "Warrant Stock"), which Representatives' Warrants shall be evidenced by the Representatives' Warrant Agreement in the form set forth as an exhibit to the Registration Statement.

          (s) Until expiration of the Representatives' Warrants, keep reserved sufficient shares of Common Stock for issuance upon exercise thereof.

          (t) The Company will supply you with copies of all correspondence to and from, and all documents issued to and by the Commission in connection with the registration of the Stock and Additional Stock under the Act.

          (u) Deliver to you, without charge, within a reasonable period after the last Additional Closing Date or the expiration of the period in which the Underwriters may exercise the over-allotment option, five bound volumes of the Registration Statement and all related materials. The Company shall use its best efforts to deliver such volumes within six months of the Closing Date.

          (v) If the Company elects to rely on Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 promulgated under the Act by the earlier of (i) 10:00 p.m. eastern time on the date of this Agreement, and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

          (w) The Company will not at any time, directly or indirectly, take any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

          6.   Payment of Expenses.

          (a) The Company hereby agrees to pay all expenses and such additional fees, as provided in Section 6(a)(iii) below) in connection with (i) the preparation, printing, filing, distribution, and mailing of the Registration Statement, any Preliminary Prospectus, the Prospectus and the printing, filing, distribution, and mailing of this Agreement, any Agreement Among Underwriters, any selected dealers agreement, and all other documents related to the offering, purchase, sale and delivery of the Securities, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus and any amendments or supplements thereto supplied to the Underwriters in quantities as herein above stated,
     (ii) the issuance, sale, transfer, and delivery of the Stock and the Additional Stock, including any transfer or other taxes payable thereon,
     (iii) the qualification of the Stock and the Additional Stock under state or foreign "blue sky" or securities laws, including the costs of printing and mailing the preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and their disbursements in connection therewith, (iv) the filing fees payable to the Commission, the NASD, and the jurisdictions in which such qualification is sought, (v) the quotation of the Common Stock on the Nasdaq Stock Market's National Market, respectively, (vi) the fees and expenses of the Company's transfer agent and registrar, (vii) the fees and expenses of the Company's legal counsel and accountants, (viii) all travel and lodging expenses incurred in connection with the Company's initial public offering, and (ix) the costs of placing a "tombstone" advertisement in such publications as the Representatives shall determine. In addition, the Company hereby agrees to pay to the Representatives a non-accountable expense allowance equal to 2% of the aggregate gross proceeds received by the Company from the sale of the Stock and the Additional Stock, which amounts (shall be paid to you on the Closing Date (with respect to Stock sold by the Company on the Closing Date) and, if applicable, on the Closing Date and any Additional Closing Date (with respect to Additional Stock sold by the Company on the Closing Date or such Additional Closing Date).

          (b) In addition to its other obligations under Section 8(a) hereof, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon (i) any statement or omission or any alleged statement or omission or (ii) any breach or inaccuracy in its representations and warranties, it will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company together with interest, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Citibank, NA, New York, New York (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter in a timely manner as provided below shall bear interest at the Prime Rate from the due date for such reimbursement. This expense reimbursement agreement will be in addition to any other liability which the Company may otherwise have. The request for reimbursement will be sent to the Company.

          (c) In addition to its other obligations under Section 8(b) hereof, each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in Section 8(c) hereof which relates to written information furnished to the Company by the Representatives on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus, it will reimburse the Company (and, to the extent applicable, each officer, director or controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director or controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director or controlling person) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (d) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in paragraph (b) and/or
     (c) of this Section 6, including the amounts of any requested reimbursement payments and the method of determining amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in paragraph (b) and/or (c) of this Section 6 and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of
     Section 8.

     7. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Stock and the Additional Stock, as provided herein, shall be subject, in their discretion, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to you, as of the date hereof and as of the Closing Date (or the Additional Closing Date, as the case may be), to the performance by the Company of its obligations hereunder, and to the following conditions:

          (a) If the Registration Statement or any amendment thereto filed prior to the Closing Date has not been declared effective as of the time of execution hereof, the Registration Statement or such amendment shall have been declared effective not later than 11:00 a.m., New York City time, on the date on which the amendment to the registration statement originally filed with respect to the Securities or the Registration Statement, as the case may be, containing information regarding the public offering price of the Stock and the Additional Stock has been filed with the Commission, or such later time and date as shall have been consented to by the Representatives; if required, the Prospectus or any Term Sheet that constitutes part thereof, and any amendment or supplement thereto, shall have been filed with the Commission in the manner and within the time period required by Rules 434, 462(b)(2) and 424(b) under the Act; no Stop Order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

          (b) At the Closing Date and any Additional Closing Date, as the case may be, the Representatives shall have received the favorable opinion of Glast, Phillips & Murray, counsel for the Company, dated the date of delivery, addressed to the Underwriters, and in form and scope reasonably satisfactory to counsel for the Underwriters, with reproduced copies or signed counterparts thereof for each of the Underwriters, to the effect set forth in Exhibit I hereto.

          (c) The Representatives shall have received from Howison & Handley, LLP special intellectual property counsel for the Company, an opinion dated each of the Closing Date and the Additional Closing Date, to the effect set forth in Exhibit II hereto.

          (d) The Representatives shall have received from Kelley, Drye & Warren, LLP special regulatory property counsel for the Company, an opinion dated each of the Closing Date and the Additional Closing Date, to the effect set forth in Exhibit III hereto.

          (e) On or prior to the Closing Date and any Additional Closing Date, as the case may be, the Underwriters shall have been furnished such information, documents, certificates, and opinions as they may reasonably require for the purpose of enabling them to review the matters referred to in Section 7(b), (c) and (d) and in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained, or as you may reasonably request.

          (f) At the Closing Date and any Additional Closing Date, as the case may be, you shall have received a certificate of the chief executive officer and of the chief financial officer of the Company, dated the Closing Date or such Additional Closing Date, as the case may be, to the effect (i) that the conditions set forth in Section 7(a) have been satisfied, (ii) that as of the date of this Agreement and as of the Closing Date or such Additional Closing Date, as the case may be, the representations and warranties of the Company contained herein were and are accurate, and (iii) that as of the Closing Date or such Additional Closing Date, as the case may be, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed.

          (g) At the time this Agreement is executed and at the Closing Date and any Additional Closing Date, as the case may be, you shall have received a letter from Ernst & Young LLP, certified public accountants, dated the date of delivery and addressed to the Underwriters, in form and substance satisfactory to you, with reproduced copies or signed counterparts thereof for each of the Underwriters.

          (h) All proceedings taken in connection with the issuance, sale, transfer, and delivery of the Stock and the Additional Stock shall be reasonably satisfactory in form and substance to you and to counsel for the Underwriters, and the Underwriters shall have received from such counsel for the Underwriters a favorable opinion, dated as of the Closing Date and the Additional Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Stock, the Registration Statement and the Prospectus and with respect to such other related matters, as you may reasonably request, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely as to all matters governed other than by the law of California or federal laws on the opinion of counsel referred to in
     Section 7(b), (c) and (d).

          (i) The NASD, upon review of the terms of the public offering of the Stock and the Additional Stock, shall not have objected to the Underwriters' participation in such offering.

          (j) The Nasdaq National Market shall have approved the Common Stock for quotation, subject to official notice of issuance.

          (k) Prior to or on the Closing Date, the Company shall have entered into the Representatives' Warrant Agreement with the Representatives.

          (l) Prior to or on the Closing Date, the Company shall have provided to you a copy of the agreements referred to in Section 2(t) hereof.

     Any certificate or other document signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company hereunder to the Underwriters as to the statements made therein. If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or any Additional Closing Date, as the case may be, is not so fulfilled, you may on behalf of the several Underwriters elect to terminate this Agreement or, if you so elect, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

     8.   Indemnification and Contribution.

     (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Underwriter, its officers, directors, stockholders, members, managers, partners, employees, agents, and counsel, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 8, but not be limited to, reasonable attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, any Term Sheet, the Registration Statement or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or (B) in any application or other document or communication (in this Section 8 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any of the Securities under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 8(b) with respect to any Underwriter by or on behalf of such Underwriter through the Representatives expressly for inclusion in any Preliminary Prospectus, any Term Sheet, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any material breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement: provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such) on account of any losses, claims, damages, liabilities or expenses arising from the sale of the Stock to any person by such Underwriter (i) if such untrue statement or omission or alleged untrue statement or omission was made in any Pre-effective Prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein or
(ii) as to any Pre-effective Prospectus, with respect to any Underwriter, to the extent that any such loss, claim, damage, liability or expense of such Underwriter results from an untrue statement of a material fact contained in, or the omission of a material fact from, such Pre-effective Prospectus, which untrue statement or omission was corrected in the Prospectus, if such Underwriter sold Stock to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus, unless such failure resulted from the failure of the Company to deliver copies of the Prospectus to such Underwriter on a timely basis to permit such sending or giving. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

     If any action is brought against an Underwriter or any of its officers, directors, stockholders, members, managers, partners, employees, agents, or counsel, or any controlling persons of an Underwriter (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have pursuant to this Section 8(a) or otherwise) and the Company shall promptly assume the defense of such action, including the employment of counsel (satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Underwriters of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Stock or the Additional Stock, any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any application.

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the several Underwriters, but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application in reliance upon and in conformity with written information furnished to the Company as stated in this Section 8(b) with respect to any Underwriter by or on behalf of such Underwriter through the Representatives expressly for inclusion in the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be; provided, however, that the obligation of each Underwriter to provide indemnity under the provisions of this
Section 8(b) shall be limited to the amount which represents the product of the number of shares of Stock and Additional Stock underwritten by such Underwriter hereunder and the public offering price per share set forth on the cover page of the Prospectus. For all purposes of this Agreement, the amounts of the selling concession and re-allowance set forth on the cover page of Prospectus, the material set forth under the caption "Underwriting" and the identity of counsel under the caption "Legal Matters" constitute the only information furnished in writing by or on behalf of any Underwriter expressly for inclusion in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended or supplemented), or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against any Underwriter pursuant to this Section 8(b), such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 8(a).

     (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 8(a) or 8(b) (subject to the limitations thereof), but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed the Registration Statement, and any controlling person of the Company), on the one hand, and the Underwriters, in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, so that the Underwriters are responsible for the proportion thereof equal to the percentage which the underwriting discount per share set forth on the cover page of the Prospectus represents of the initial public offering price per share set forth on the cover page of the Prospectus and the Company is responsible for the remaining portion; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Underwriters in the aggregate in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Underwriters agree that it would be unjust and inequitable if the respective obligations of the Company and the Underwriters for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Underwriters and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 8(c). In no case shall any Underwriter be responsible for a portion of the contribution obligation imposed on all Underwriters in excess of its pro rata share based on the number of shares of Stock underwritten by it as compared to the number of shares of Stock underwritten by all Underwriters who do not default in their obligations under this Section 8(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 8(c), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, stockholder, member, manager, partner, employee, agent, and counsel of an Underwriter shall have the same rights to contribution as such Underwriter and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 8(c). Anything in this Section 8(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 8(c) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

     9.   Default by an Underwriter.

     (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Stock or Additional Stock hereunder, and if the number of shares of Stock or Additional Stock to which the defaults of all Underwriters in the aggregate relate does not exceed 10% of the number of shares of Stock or Additional Stock, as the case may be, which all Underwriters have agreed to purchase hereunder, then such shares of Stock or Additional Stock to which such defaults relate shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

     (b) If such defaults exceed in the aggregate 10% of the number of shares of Stock or Additional Stock, as the case may be, which all Underwriters have agreed to purchase hereunder, you may in your discretion arrange for yourself or for another party or parties to purchase such shares of Stock or Additional Stock, as the case may be, to which such default relates on the terms contained herein. If you do not arrange for the purchase of such shares of Stock or Additional Stock, as the case may be, within one business day after the occurrence of defaults relating to in excess of 10% of the Stock or the Additional Stock, as the case may be, then the Company shall be entitled to a further period of one business day within which to procure another party or parties satisfactory to you to purchase such shares of Stock or Additional Stock, as the case may be, on such terms. If you or the Company do not arrange for the purchase of the Stock or Additional Stock, as the case may be, to which such defaults relate as provided in this Section 9(b), this Agreement may be terminated by you or by the Company without liability on the part of the Company (except that the provisions of Sections 6, 8, 10, and 13 shall survive such termination) or the several Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for any damages occasioned by its default hereunder.

     (c) If the shares of Stock or Additional Stock to which such defaults relate are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or the Additional Closing Date, as the case may be, for a reasonable period but not in any event more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements with respect to the Stock or the Additional Stock, and the Company agrees to prepare and file promptly any amendment or supplement to the Registration Statement or the Prospectus which in the opinion of counsel for the Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 as if such party had originally been a party to this Agreement and had been allocated the number of shares of Stock and Additional Stock actually purchased by it as a result of its original commitment to purchase Stock and Additional Stock and its purchase of shares of Stock or Additional Stock pursuant to this Section 9.

     10. Representations and Agreements to Survive Delivery. All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date and any Additional Closing Date, and such representations, warranties, covenants, and agreements of the Underwriters and the Company, including the indemnity and contribution agreements contained in
Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under Section 8(b), and shall survive termination of this Agreement or the delivery and the payment of the Stock and the Additional Stock to the several Underwriters. In addition, the provisions of Sections 6, 8, 10, 11, and 13 shall survive termination of this Agreement, whether such termination occurs before or after the Closing Date or any Additional Closing Date.

     11.  Effective Date of This Agreement and Termination Thereof.

     (a) This Agreement shall become effective at 9:30 a.m., New York City time, on the first full business day following the day on which the Registration Statement becomes effective or at the time of the initial public offering by the Underwriters of the Stock, whichever is earlier. The time of the initial public offering shall mean the time, after the Registration Statement becomes effective, of the release by you for publication of the first newspaper advertisement which is subsequently published relating to the Stock or the time, after the Registration Statement becomes effective, when the Stock is first released by you for offering by the Underwriters or dealers by letter or telegram, whichever shall first occur. The Representatives or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below in this Section 11, by giving the notice indicated in Section 11(c) before the time this Agreement becomes effective.

     (b) In addition to the right to terminate this Agreement pursuant to Sections 7 and 9 hereof, you shall have the right to terminate this Agreement at any time prior to the Closing Date or any Additional Closing Date, as the case may be, by giving notice to the Company if any domestic or international event, act, or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the securities markets; or if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market's National Market, the Nasdaq Stock Market's SmallCap Market, or in the over-the-counter market; or if there shall have been an outbreak of major hostilities or other national or international calamity; or if a banking moratorium has been declared by a state or federal authority; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material interruption in the mail service or other means of communication within the United States; or if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, labor dispute, legal or governmental proceeding or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the offering, sale, or delivery of the Stock or the Additional Stock, as the case may be; or if there shall have been such material adverse change in the condition of the Company, or such change in the market for securities in general or in political, financial, or economic conditions as in your judgment makes it inadvisable to proceed with the offering, sale, and delivery of the Stock or the Additional Stock, as the case may be, on the terms contemplated by the Prospectus.

     (c) If you elect to prevent this Agreement from becoming effective, as provided in this Section 11, or to terminate this Agreement pursuant to Section 7, 9, or this Section 11, you shall notify the Company promptly by telephone, facsimile transmission, telex, or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, as provided in this
Section 11, or if the Company elects to terminate this Agreement pursuant to
Section 9 of this Agreement, the Company shall notify you promptly by telephone, facsimile transmission, telex, or telegram, confirmed by letter.

     (d)  Notwithstanding anything in this Agreement to the contrary other than
Section 11(e) hereof, if this Agreement shall not become effective by reason of an election pursuant to this Section 11 or if this Agreement shall terminate or shall otherwise not be carried out within the time specified herein by reason of any failure on the part of the Company to perform any covenant or agreement or satisfy any condition of the Agreement by it to be performed or satisfied, the sole liability of the Company to the several Underwriters, in addition to the obligations the Company assumed pursuant to Section 6, will be to reimburse promptly the Representatives upon presentation to the Company of a statement of account of all other expenses incurred by the Representatives with regard to preparation for the initial public offering or incurred by the Underwriters in connection with the initial public offering, including, but not be limited to, out-of-pocket expenses, reasonable fees and disbursements of their counsel and travel costs, up to a maximum of $150,000, less any amounts previously paid by the Company to the underwriters or their counsel pursuant to Section 6.

     (e) Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 6, 8, 10, and 13 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

     12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered or transmitted via facsimile transmission, telex or telegraph and confirmed by letter, to such Underwriter, to Kaufman Bros., 800 Third Avenue - 25th Floor, New York, New York 10022, Fax
(212) 292-8101, Attention: Corporate Finance Department; and if sent to the Company, shall be mailed, delivered or transmitted via facsimile transmission, telex or telegraph and confirmed by letter, WorldQuest Networks, Inc., 16990 Dallas Parkway, Suite 220, Dallas, Texas 75248, Fax (972) 818-0978, Attention:
Chief Executive Officer. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

     13. Parties. You represent that you are authorized to act on behalf of the several Underwriters named in Schedule I hereto and the Company shall be entitled to act and rely on any request, notice, consent, waiver, or agreement purportedly given on behalf of the Underwriters when the same shall have been given by you on such behalf. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters and the Company and the persons and entities referred to in Section 8 who are entitled to indemnification or contribution, and their respective successors, legal Representatives, and assigns (which shall not include any buyer, as such, of the Stock or the Additional Stock), and no other person shall have or be construed to have any legal or equitable right, remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained. Notwithstanding anything contained in this Agreement to the contrary, all of the obligations of the Underwriters hereunder are several and not joint.

     14. Construction. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to conflict of laws. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

     15. Consent to Jurisdiction. The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, the Company waives personal service or any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 12. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear or answer such summons, complaint or other process. Should the Company fail to appear or answer within such 30 day period or such extended period, as the case may be, the Company shall be deemed in default and judgement may be entered against the Company for the amount as demanded in any summons, complaint or other process so served.

     If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                Very truly yours,

                                WORLDQUEST NETWORKS, INC.



                                By:    /s/ Michael R. Lanham
                                   ---------------------------------------------
                                           Michael R. Lanham
                                           President and Chief Operating Officer


Accepted as of the date first above written.
New York, New York

KAUFMAN BROS., LLP
JOHN G. KINNARD AND COMPANY INCORPORATED
WESTPARK CAPITAL, INC.
     Each acting on its own on behalf and as
     Representatives of the other several
     Underwriters named in Schedule I hereto.


     By:  KAUFMAN BROS., L.L.P.


     By:      /s/ Craig D. Kaufman
         ---------------------------------------
     Name:  Craig D. Kaufman
     Title: Chairman and Chief Executive Officer

                                  SCHEDULE I


                                  Number of Shares of
                                  Stock to be Purchased
Underwriter                       from the Company
-----------                       ----------------------
KAUFMAN BROS., L.P.                            1,010,000

JOHN G. KINNARD AND COMPANY                    1,010,000
INCORPORATED

WESTPARK CAPITAL, INC.                           305,000

BANC OF AMERICA SECURITIES LLC                    50,000

DONALDSON, LUFKIN & JENRETTE                      50,000
SECURITIES CORPORATION

ING BARINGS LLC                                   50,000

PAINEWEBBER  INCORPORATED                         50,000

SG COWEN SECURITIES CORPORATION                   50,000

FAHNESTOCK & CO., INC.                            25,000

JEFFERIES & COMPANY, INC.                         25,000

PACIFIC CREST SECURITIES INC.                     25,000

SCOTT & STRINGFELLOW, INC.                        25,000

SOUTHWEST SECURITIES, INC.                        25,000

C.E. UNTERBERG, TOWBIN                            25,000

FIRST SECURITY VAN KASPER, INC.                   25,000

                TOTAL                          2,750,000

                                                                       EXHIBIT I


                           Matters to be Covered in
                           ------------------------
       Opinion of Glast Phillips Murray, P.C., Counsel to the Company/1/
       --------------------------------------------------------------


     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     2. The Company has all corporate power and authority necessary to own, lease, operate or hold its properties and to conduct its business (including, without limitation, as conducted through the Subsidiaries) as described in the Prospectus and to enter into and perform its obligations under the Company Documents.

     3. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business require such qualification, except where failure to so qualify will not have a material adverse change in the condition (financial or otherwise), properties, business, management, net worth or results of operations of the Company, individually or in the aggregate (a "Material Adverse Effect"), each of such jurisdictions as set forth on a Schedule to the opinion; to such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries and to such counsel's knowledge none of the Subsidiaries owns or controls, directly or indirectly, any corporation, association or other entity;

     4. All of the authorized, issued and outstanding shares of capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein; all of the shares of the Company's outstanding stock requiring authorization for issuance by the Company's Board of Directors have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; have not been issued in violation of or subject to any statutory pre-emptive right, and, to such counsel's knowledge, have not been issued in violation of or subject to any contractual preemptive right, co-sale, right, registration right, right of first refusal or other similar right and, except as set forth in the Registration Statement, to such counsel's knowledge, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company.


--------------------
  /1/ Capitalized Terms used herein but not defined shall have the meanings given such terms in the Underwriting Agreement.

     5. The Common Stock and the Representatives' Warrants conform in all material respects to the descriptions thereof contained in the Prospectus; the Stock to be issued as contemplated in the Registration Statement and the Underwriting Agreement have been duly and validly authorized by the Company for issuance, and the Company has full corporate power and authority to issue, sell and deliver the Securities, and, when the Securities are issued and delivered against payment therefor in accordance with the terms hereof, they will be fully paid and nonassessable, and will not have been issued in violation of or subject to any statutory preemptive right, or to such counsel's knowledge, any contractual preemptive right, co-sale right, registration right, right of first refusal or other similar right other than those contemplated by the Representatives' Warrants; and there are no restrictions upon the voting or transfer of any of the Stock pursuant to the Certificate of Incorporation (as hereinafter defined) or By-laws, or pursuant to any agreement or other instrument of the Company known to such counsel.

     6. The certificates evidencing the Stock are in valid and proper legal form; the Representatives' Warrants will be exercisable for shares of Common Stock of the Company in accordance with the terms of the Representatives' Warrants and at the price therein provided for; the shares of Common Stock of the Company issuable upon exercise of the Representatives' Warrants have been duly authorized and reserved for issuance upon such exercise, and such shares, when issued upon such exercise in accordance with the terms of the Representatives' Warrants and when the price is paid shall be fully paid and non-assessable;

     7. To such counsel's knowledge, except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company or any is the subject which, if determined adversely to the Company, could have a Material Adverse Effect or prevent or adversely affect the transactions contemplated by the Underwriting Agreement; and, to such counsel's knowledge, no such proceedings are threatened by governmental authorities or other third parties and there are no such proceedings which are required to be described or referred to in the Registration Statement which are not so described or referred to.

     8. The Company Documents have been duly and validly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Underwriting Agreement by you, are valid and binding agreements of the parties; the Company has full corporate power and authority to enter into the Company Documents.

     9. The execution, delivery and performance of the Company Documents, and the incurrence of the obligations as therein set forth and the consummation of the transactions therein contemplated will not result, with or without due notice or lapse of time or both, in a breach or violation of any of the terms or provisions of or constitute a default under, or give rise to any right of termination, cancellation or acceleration under, the Company's Certificate of Incorporation (the "Certificate of Incorporation"), By-laws or other organizational documents of the Company, or any material indenture, mortgage, deed of trust, note agreement or other agreement of instrument known to such counsel to which the Company is a party or by which it or any of its properties is or may be bound and will not result in a breach or violation of any law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or result in the creation of a lien.

     10. To such counsel's knowledge, the Company is not presently (a) in violation of its Certificate of Incorporation or By-laws, or (b), to such counsel's knowledge, in breach or default under any lease, instrument, license, permit or any other agreement to which the Company is bound or to which any property or assets of the Company is the subject, where the consequences of such violation, breach or default would have a Material Adverse Effect.

     11. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by the Company Documents (except such as may be required by the NASD or as required by the securities or "Blue Sky" laws or any jurisdiction as to which such counsel need express no opinion) in connection with the purchase and distribution of the Stock by the Underwriters or the issuance of the Representatives' Warrants or the shares of Common Stock underlying the Representatives' Warrants except such as have been obtained or made, specifying the same.

     12. The Registration Statement has become effective under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

     13. The Registration Statement and the Prospectus and any amendments or supplements thereto (except for the financial statements and notes thereto and related schedules and other financial information as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

     14. There are no contracts, agreements or other documents, known to such counsel, required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed therein as required. All descriptions of any such contracts, agreements or documents contained in the Registration Statement are accurate and complete descriptions of such documents in all material respects.

     15. The statements in the Prospectus under the captions "1997 Stock Option Plan," "Description of Capital Stock" and "Shares Eligible for Future Sale," to the extent they constitute a summary of documents referred to therein or matters of law accurately summarize and fairly present in all material respects the legal and regulatory matters described therein.

     16. Neither the Company nor any of the Subsidiaries is nor will they be after receipt of payment for the Stock, an "investment company," or an entity "controlled" by an "investment company" required to be registered under the 1940 Act, as such terms are defined in the 1940 Act.

     17. To such counsel's knowledge, except as set forth in the Registration Statement and the Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to such person, or to permit such person to underwrite the sale of, any of the Stock or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Securities Act of any shares of Common Stock or other securities of the Company that has not been waived or lapsed.

     18. To such counsel's knowledge, the Company possesses all authorizations, approvals, orders, licenses, certificates, franchises and permits of and from, and have made all declarations and filings with, all regulatory or governmental officials, bodies and tribunals ("Permits") to own, lease or operate its properties and to conduct its business described in the Registration Statement and the Prospectus, except where the failure to have obtained or made the same would not have a Material Adverse Effect and to the knowledge of such counsel neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permits; provided, however, such counsel gives no opinion as to any matters hereunder covered by legal opinions provided to you by Howison & Handley, LLP and Kelley, Drye & Warren LLP.

     19. To the knowledge of such counsel the Company is in compliance with, and conducts its business in conformity with, all applicable federal, state, local and foreign laws, rules and regulations, of each court or governmental agency or boding having jurisdiction over the Company, except where the failure to be in compliance would not have a Material Adverse Effect; to the knowledge of such counsel, otherwise than as set forth in the Registration Statement and the Prospectus, no prospective change in any of such federal or state laws, rules or regulations has been adopted which, when made effective, would have a Material Adverse Effect; provided, however, such counsel gives no opinion as to any matters hereunder covered by legal opinions provided to you by Howison & Handley, LLP and Kelley, Drye & Warren LLP.

     20. The Stock has been duly approved for quotation on the Nasdaq National Market, subject to notice of effectiveness.

In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement or any amendment thereto, as of the time it became effective under the Securities Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Securities Act), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) that the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Additional Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements and notes thereto and schedules or other financial or statistical information therein). With respect to such statement, such counsel may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

                                                                      EXHIBIT II


                           Matters to be Covered in
                           ------------------------
Opinion of Howison & Handley, LLP, Special Intellectual Counsel for the Company
-------------------------------------------------------------------------------


     1. The Company is listed in the records of the Patent and Trademark Office as the holder of record of the patent application and the trademark registration application to register the trademarks "WorldQuest" and "WorldQuest Networks" listed on Schedule I to the opinion (the "Applications"). Except as disclosed in the Prospectus, such counsel knows of no claims of third parties to any ownership interest or lien with respect to the Applications. To such counsel's knowledge, none of the Applications has been rejected.

     2. The statements under the Prospectus captions "Risk Factors -- Our business may be adversely affected if we are not able to protect our intellectual property and other proprietary rights from infringement" and "Business -- Intellectual Property and Other Proprietary Rights" (collectively, the "Intellectual Property Portion") in the Prospectus insofar as such statements constitute summaries of the Company's rights to the Applications are in all material respects accurate summaries and fairly summarize in all material respects the legal matters, documents and proceedings relating to the Applications described therein; to the knowledge of such counsel, the Company owns the rights to two (2) pending Applications.

     3. Such counsel is not aware of any facts that would lead such counsel to conclude that any patent or trademark issued in respect of an Application would be invalid.

     4. Except as disclosed in the Intellectual Property Portion, such counsel is not aware that any valid patent is infringed by the activities of the Company described in the Registration Statement or Prospectus or by the manufacture, use or sale of any product, device, instrument, drug or other material made and used according to the Applications.

     5. Such counsel is not aware of any material defects of form in the preparation or filing of the Applications on behalf of the Company. The Applications are being diligently pursued by the Company.

     6. Such counsel knows of no pending or threatened action, suit, proceeding or claim by others that the Company is infringing or otherwise violating any patents, copyrights or trade secrets.

     7. Except as disclosed in the Prospectus, such counsel is not aware of any pending or threatened actions, suits proceedings or claim by others challenging the validity or scope of the Applications.

     8. Such counsel is not aware of any infringement on the part of any third party of the Applications, trade secrets, know-how or other proprietary rights of the Company.

     9. Nothing has come to the attention of such counsel which causes such counsel to believe that the information contained in the Intellectual Property Portion of the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that, at the Closing Date, the information contained in the Intellectual Property Portion of the Effective Prospectus and Final Prospectus or any amendment or supplement thereto contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                  SCHEDULE I

                       UNITED STATES PATENTS AND PATENT
                          AND TRADEMARK APPLICATIONS

                United States Patent and Trademark Applications


Docket No.          Title         Serial No.          Filing Date
----------          -----         ----------          -----------

                                                                     EXHIBIT III


                       Matters to be Covered in Opinion
                       --------------------------------
   of Kelley, Drye & Warren LLP, Special Regulatory Counsel for the Company
   ------------------------------------------------------------------------


     1. To the knowledge of such counsel, other than as described in the Registration Statement, no legal, regulatory or governmental proceedings are pending to which the Company is a party or to which the assets of the Company are subject which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business prospects, net worth or properties of the Company, or which, individually or in the aggregate, would have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement and the Representatives' Warrants or to consummate the transactions contemplated thereby or by the Registration Statement and no such material proceedings have been threatened against the Company or with respect to any of the Company's assets or properties.

     2. To the knowledge of such counsel, the Company is not (A) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any governmental license, franchise, authorization, permit or certificate to which it is a party or by which it may be bound, or to which any of its respective assets or properties is subject, or (B) in violation of any law, statute, judgment, decree, order, rule or regulation of any domestic or foreign court with jurisdiction over the Company or the Company's assets or properties, or other governmental or regulatory authority, agency or other body other than such defaults or violations which, individually or in the aggregate, could not reasonably be expected to have or result in, in the case of clause (A) or (B), a material adverse effect on the condition (financial or otherwise), business, net worth or properties of the Company.

     3. To the knowledge of such counsel, the Company has obtained all consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations of and from, and has made all declarations and filings with, all governmental and regulatory authorities, all self-regulatory organizations and all courts and other tribunals necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement, except to the extent that the failure to so obtain or file, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, net worth or properties of the Company.

     4. The statements set forth in the Registration Statement under the headings "Risk Factors -- The Internet industry may become subject to increased government regulation which could have a negative effect on our operations" and "Business -- Government Regulation,"

                                     III-1

(collectively, the "Regulatory Portion") insofar as such statements constitute a summary of statutes, rules, regulations, legal matters, documents or proceedings referred to therein, provide a fair summary of such statutes, rules, regulations, legal matters, documents and proceedings and the information with respect thereto.

     5. Nothing has come to the attention of such counsel which causes such counsel to believe that the information contained in the Regulatory Portion of the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that, at the Closing Date, the information contained in the Regulatory Portion of the Prospectus or any amendment or supplement thereto contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                     III-2